Exhibit 99.1

Contact: Heather Pribyl, Investors (952) 253-0731

Heather Leiferman, Media (952) 278-9553

BUFFALO WILD WINGS® ELECTS CINDY L. DAVIS TO EXPANDED BOARD OF DIRECTORS

MINNEAPOLIS, Nov. 26, 2014 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) is pleased to announce that it has named Cindy L. Davis to the company’s board of directors. This appointment expands the board to eight members.

“We are delighted to have someone with Cindy’s broad consumer and sports experience join the Buffalo Wild Wings board,” said James M. Damian, board chairman. “Her background leading Nike’s global golf business as well as her knowledge of, and expertise in the sports industry give her a perspective that aligns well with Buffalo Wild Wings’ focus on providing our Guests with the ultimate social experience for sports fans.”

Most recently, Davis was Vice President of Nike Inc. and President of Nike Golf from 2008 to 2014. In her role with Nike, she led the $800 million global golf business, where she had responsibility for the P&L, product development, marketing, sports marketing, sales, operations, finance, legal, and human resources. Davis drove innovation, profitable growth, and a team of athletes headlined by two iconic golf athletes, Tiger Woods and Rory McIlroy. As a result of her efforts, in 2013, she was recognized as one of Sports Illustrated’s “50 Most Powerful People in Sports.”

Davis,52, is a former 10-year executive with Nike. Prior to joining Nike in 2005, Davis was Senior Vice President of Golf Sponsorships, Sports Marketing and New Media for The Golf Channel. Prior to that, she was President and CEO of the Arnold Palmer Golf Company, a product manufacturing company. Davis also served as the Vice President of The Ladies Professional Golf Association (LPGA).

“I’m thrilled to join one of the fastest growing and popular casual dining restaurants in the industry. Buffalo Wild Wings' commitment to innovation and providing an engaging Guest experience has made it a recognized leader with a reputation for offering great wings and sports in a fun, dynamic environment,” commented Davis. “I’m looking forward to working with the team and building upon that success in the future."

A native of the Washington D.C. area, Davis is a former chairman of the National Golf Foundation (NGF) and has served on the Golf 20/20 Executive Committee. She graduated from Furman University with a B.A. in economics and received her M.B.A. with a concentration in marketing and finance from the University of Maryland. While captain of the Furman University women’s golf team, Davis earned NCAA Division I First Team All-America honors, and is a two-time champion of the Maryland Women’s State Amateur.

Davis has been a member of the Board of Directors for Kennametal Inc. since December 2012, where she serves on the Audit and Governance/Nominating Committees.

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About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin'®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,045 Buffalo Wild Wings locations in the United States, Canada, and Mexico.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our fourth quarter sales trends and projected unit and net earnings growth rates for 2014, 2015, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees' adherence to our system standards, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

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